UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2016

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On November 9, 2016, Tetra Tech, Inc. (the “Registrant”) reported its results of operations for its fourth fiscal quarter and fiscal year ended October 2, 2016.  A copy of the press release issued by the Registrant concerning the foregoing and the events described in Item 8.01 below is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ms. Joanne M. Maguire has been elected to the Board of Directors of the “Registrant, effective November 6, 2016, to serve until the next Annual Meeting of Stockholders or until her successor has been duly chosen and qualified.  Ms. Maguire filled a vacancy on the Board, and the Board now consists of ten members, including Ms. Maguire.  She will serve as Chair of the Nominating and Corporate Governance Committee and a member of the Strategic Planning and Enterprise Risk Committee of the Board.  Pursuant to the Registrant’s compensation policy for non-employee directors, Ms. Maguire received in connection with her election (i) a pro rata portion of the annual cash retainer for 2016, and (ii) a non-qualified option to purchase 8,000 shares of common stock under the Registrant’s 2015 Equity Incentive Plan at $37.80 per share, the fair market value (closing price) of a share of common stock.

Ms. Maguire served as Executive Vice President of Lockheed Martin Space Systems Company (“SSC”), a provider of advanced-technology systems for national security, civil and commercial customers, from 2006 until she retired in 2013. Ms. Maguire joined Lockheed Martin in 2003 and assumed leadership of SSC in 2006. Prior to joining Lockheed Martin, Ms. Maguire was with TRW’s Space & Electronics sector (now part of Northrop Grumman), filling a range of progressively responsible positions from engineering analyst to Vice President and deputy to the sector’s CEO, and serving in various leadership roles. Ms. Maguire also sits on the boards of directors of CommScope Holding, Inc., Visteon Corporation and the Charles Stark Draper Laboratory.  She is a member of the National Academy of Engineering, a fellow of the American Institute of Aeronautics and Astronautics, and a Life Director of The Space Foundation.  Ms. Maguire received her Bachelor of Science Degree in Electrical Engineering from Michigan State University, Master’s Degree in Engineering from the University of California, Los Angeles (UCLA), and attended the Executive Program in Management at UCLA’s Anderson School of Management and the Program for Senior Executives in National and International Security at Harvard University.

In connection with Ms. Maguire’s election, the Board of Directors amended the Registrant’s Bylaws to provide that the Board of Directors shall consist of no less than five (5) and no more than ten (10) members, as shall be determined from time to time within such range by resolution of the Board of Directors, and the Board set the number of members of the Board at ten (10).

The Registrant also announced that Admiral Richard H. Truly will not stand for re-election at the 2017 Annual Meeting.  Admiral Truly joined the Board in April 2003 and currently serves on the Nominating and Corporate Governance and the Strategic Planning and Enterprise Risk Committees of the Board.  The Board currently plans to fix the number of directors at nine (9) upon Admiral Truly’s retirement.

A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On November 9, 2016, the Registrant also announced that its Board of Directors has declared a $0.09 per share quarterly cash dividend.  The dividend is payable on December 14, 2016 to stockholders of record as of the close of business on December 1, 2016.

On November 9, 2016, the Registrant further announced that its Board of Directors has authorized a new stock repurchase program under which the Registrant may repurchase up to $200 million of its common stock.  The follows the Registrant’s recently completed $200 million buyback program.

A copy of the press release issued by the Registrant concerning the dividend, the stock repurchase program and the results of operations described in Item 2.02 above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in Items 2.02, 5.02 and 8.01, and in the accompanying exhibits, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibits hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits

3.1                               Amendment to Amended and Restated Bylaws of the Registrant.

99.1                        Press Release, dated November 9, 2016, reporting the results of operations for the Registrant’s fourth fiscal quarter and fiscal year ended October 2, 2016, the declaration of a $0.09 per share quarterly cash dividend, and the announcement of a new stock repurchase program.

99.2                        Press Release dated November 9, 2016 regarding the election of Joanne M. Maguire to the Registrant’s Board of Directors and the retirement of Admiral Richard H. Truly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: November 9, 2016	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer